Exhibit 10.48
CUSIP NUMBER: 881448 AE 4
TERREMARK WORLDWIDE, INC.
0.50% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2009
     THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JANUARY 5, 2007 AMONG TERREMARK WORLDWIDE, INC. AS THE ISSUER, THE TRUSTEE, FMP AGENCY SERVICES, LLC, AS THE AGENT TO THE SENIOR CREDITORS NAMED THEREIN, AND CREDIT SUISSE, INTERNATIONAL, AS THE SUBORDINATED CREDITOR NAMED THEREIN, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AND INTERCREDITOR AGREEMENT.
     THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY AGREES TO PROVIDE PROMPTLY TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE NOTES. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE FOLLOWING ADDRESS: 2601 S. BAYSHORE DRIVE, 9TH FLOOR, MIAMI, FLORIDA 33133.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “IAI”); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATION AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (E) IN ACCORDANCE

WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.
     THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED JANUARY 5, 2007, AMONG TERREMARK WORLDWIDE, INC., CREDIT SUISSE INTERNATIONAL AND THE OTHER PARTIES NAMED THEREIN.
1. INTEREST.
     Terremark Worldwide, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 0.50% per annum for the first 24 months that the Note is outstanding, and therafter at a rate of 1.50% per annum until maturity. The Company will pay interest upon the maturity of the Securities. All interest payable hereunder shall be payable in kind by adding such amount to the aggregate principal amount of the Securities. Interest on the Securities will accrue on the principal amount from, and including, January 5, 2007, to, but excluding, the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and accrued interest shall compound and be added to outstanding principal on each July 1 and January 1 (of if such date is not a Business Day, the immediately succeeding Business Day, such dates, the “Interest Payment Date”), as well as on June 30, 2009.
2. MATURITY.
     The Securities will mature on June 30, 2009.
3. METHOD OF PAYMENT.
     Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on June 30, 2009. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption or Repurchase Upon Change in Control, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof and (B) in the case this Security is held in other than global form, by wire transfer of immediately available funds to the account specified by the Holder hereof or, if no such account is specified, by mailing a check to such Holder’s address shown in the Note Register.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT.
     Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.
5. INDENTURE.
     The Company issued the Securities under an Indenture dated as of January 5, 2007 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as amended and in effect from time to time (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $4,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
6. OPTIONAL REDEMPTION.
     The Company shall have the right, at the Company’s option, on any Interest Payment Date that is six months following the date of this Indenture, upon no less than fifteen (15) days prior written notice to the Trustee and the Initial Purchaser, to redeem (the “Redemption”) all of the Securities at a redemption price equal to (i) the amount set forth below (expressed as percentages of the principal amount outstanding on the date of redemption), plus (ii) the amount (if any) by which the fair market value of on such date of the Common Stock into which the Security is then convertible exceeds the principal amount of the Security on such date, plus (iii) accrued, but unpaid Interest (the “Redemption Payment” or “Redemption Price”), if redeemed during the following monthly periods following the closing date:

Monthly Period	Percentage
After Month Six and Before Month Twelve	113.00%
On or After Month Twelve and Before Month Eighteen	112.40%
On or After Month Eighteen and Before Month Twenty Four	111.30%
On or After Month Twenty Four	108.80%
7. NOTICE OF REDEMPTION.
     Notice of Redemption will be mailed at least twenty (20) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the Note Register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.
     Subject to the terms and conditions of the Indenture, in the event of a Change in Control, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Repurchase Date”), which date is no later than forty five (45) days after the date of the Change in Control, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, and including, the Repurchase Date.
     Within twenty five (25) days after the occurrence of the Change in Control, the Company must mail, or cause to be mailed, notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, a description of the procedure which a Holder must follow to exercise the Repurchase Right. To exercise the Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than the close of business on the Business Day immediately preceding the Repurchase Date, a Purchase Notice to the Company (if it is acting as its own Paying Agent) or to the Paying Agent; and (ii) deliver, at any time after the delivery of such Purchase Notice, the Securities with respect to which the Holder is exercising its Repurchase Right (together with all necessary endorsements).
     A “Change In Control” shall be deemed to have occurred at such time as:
     (i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; or
     (ii) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation; or
     (iii) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;
provided, however, that a Change in Control will not be deemed to have occurred if at least eighty percent (80%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation otherwise constituting the Change in Control consists of common stock, depositary receipts or other certificates representing common equity interests and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests and associated rights.
9. CONVERSION.
     The Securities shall be convertible into shares of Common Stock at any time on or after the earlier of (x) the Registration Date or (y) 270 days following the Issue Date but prior to the close of business on the Maturity Date, in accordance with the terms of the Indenture and as set forth below.
     The initial Conversion Price is $8.14 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on, or additional interest with respect to, the Securities will be made, except as specified in the Indenture.
     To convert a Security, a Holder must (1) complete and sign the Conversion Notice attached to this Note, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.
     Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until such shares are sold pursuant to an effective registration statement or after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).
10. INTENTIONALLY OMITTED.
11. SUBORDINATION.
     All obligations under the Notes will be subordinate to the extent set forth in the Subordination Agreement. A Holder by its acceptance of a Security agrees to be bound by the terms and provisions of Article XI of the Indenture and the terms and provisions of the Subordination Agreement and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness (as defined in the Subordination Agreement) of the Company (including, but not limited to, the execution of the Subordination Agreement) and appoints the Trustee as attorney-in-fact for any and all such purposes.

12. DENOMINATIONS, TRANSFER, EXCHANGE.
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.4 of the Indenture and ending at the close of business on the day of such mailing or (ii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.
13. PERSONS DEEMED OWNERS.
     The registered Holder of a Security may be treated as the owner of such Security for all purposes.
14. MERGER OR CONSOLIDATION.
     The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.
15. AMENDMENTS, SUPPLEMENTS AND WAIVERS.
     Subject to certain exceptions and to the provisions of the Indenture, the Indenture and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder: (i) to evidence the assumption of the Company’s obligations by a successor; (ii) to evidence the acceptance of appointment by a successor trustee; (iii) to make any changes or modifications to the Indenture necessary to cure and ambiguity or correct any error in the Indenture, so long as such action will not adversely affect the interests of the Holders; (iv) to qualify or maintain the qualification of the Indenture under the TIA; (v) to secure the obligations of the Company in respect of the

Securities; (vi) to establish the forms or terms of the Securities; (vii) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders; or (viii) to make other changes to the Indenture or forms or terms of the Securities, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders. In accordance with the terms of the Indenture, certain amendments, supplements and waivers cannot be made without the consent of each Holder of each outstanding Security affected.
16. DEFAULTS AND REMEDIES.
     Subject to the provisions of the Indenture, an “Event of Default” occurs if: (i) the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, upon Redemption, on a Repurchase Date with respect to a Repurchase Upon Change in Control or otherwise; (ii) the Company fails to pay Interest on any Security when due, if such failure continues for thirty (30) days after the date when due; (iii) the Company fails to timely provide a Change in Control Notice, as required by the provisions of this Indenture; (iv) the Company defaults in its obligation to convert the Securities into shares of Common Stock, cash or a combination of cash and Common Stock upon exercise of a Holder’s conversion right and such default continues for ten (10) days; (v) the Company defaults in its obligation to repurchase any Security on a Repurchase Date with respect to a Repurchase Upon Change in Control or otherwise; (vi) the Company defaults in its obligation to redeem any Security after exercise of its option to redeem; (vii) the Company fails to perform or observe any of the covenants in Article IV of the Indenture for sixty (60) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) in the aggregate principal amount of the Securities then outstanding; (viii) there occurs an event of default with respect to the Company’s or any of its Subsidiaries’ Indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least fifteen million ($15,000,000), whether such Indebtedness now exists or is hereafter incurred, which default or defaults: (a) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or (b) shall constitute the failure to pay such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); (ix) any final judgment or judgments for the payment of money in excess of fifteen million ($15,000,000) shall be rendered against the Company and shall not be discharged for any period of sixty (60) consecutive days during which time a stay of enforcement shall not be in effect or during which time an appeal has not been filed; or (x) certain events of bankruptcy, insolvency or reorganization involving the Company.
     If an Event of Default (excluding an Event of Default specified in Section 6.1(x) of the Indenture (but including an Event of Default specified in Section 6.1(ix) of the Indenture)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.1(x) of the Indenture occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.7 if the Indenture have been paid.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within ninety (90) days after such Event of Default becomes known to the Trustee. Except in the case of a Default in payment on any Security (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.
17. REGISTRATION RIGHTS.
     The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.
18. TRUSTEE DEALINGS WITH THE COMPANY.
     The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
19. NO RECOURSE AGAINST OTHERS.
     No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
20. AUTHENTICATION.
     This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

21. ABBREVIATIONS.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     The company will furnish to any holder upon written request and without charge a copy of the indenture. Requests may be made to:
Terremark Worldwide, Inc.
2601 South Bayshore Drive
Miami, Florida 33133
Attn: Chief Financial Officer